Sheet1

FINAL Proxy Results - Cluster D
First Meeting Date: 12/21/00
Record Date: 10/30/2000
As of: 12/21/00

FUNDS	2. Proposal to select Deloite & Touche LLP to serve a independent auditors	% of Voted	% of Total	3. Trustees to Reg the fund Master/Feeder Structure	% of Voted	% of Total
Arizona Muni
For	4,712,655	98.41	94.65	4,526,277	94.52	90.91
Against	9,050	0.18	0.18	717,113	1.49	1.44
Abstain	66,696	1.39	1.33	190,411	3.97	3.82

Arkansas Muni
For	521,973	100.00	97.26	505,335	96.81	94.16
Against	0	0.00	0.00	7,321	1.40	1.36
Abstain	0	0.00	0.00	9,317	1.78	1.73

Colorado Muni
For	1,372,009	97.31	94.41	1,343,949	95.32	92.48
Against	2,147	0.15	0.14	19,451	1.37	1.33
Abstain	35,688	2.53	2.45	46,444	3.29	3.19

Connecticut Muni
For	5,132,847	98.71	97.91	4,972,727	95.60	94.85
Against	1,129	0.02	0.02	96,343	1.85	1.83
Abstain	65,465	1.25	1.24	130,371	2.50	2.48

Florida Muni
For	15,789,693	98.92	97.19	15,152,345	94.93	93.27
Against	70,478	0.44	0.43	463,425	2.90	2.85
Abstain	101,241	0.63	0.62	345,642	2.16	2.12

Maryland Muni
For	2,471,435	99.31	98.28	2,380,243	95.64	94.66
Against	3,800	0.15	0.15	25,095	1.00	0.99
Abstain	13,313	0.53	0.52	83,210	3.34	3.30

Massachusetts Muni
For	4,248,358	98.46	95.32	4,222,075	97.85	94.73
Against	30,661	0.71	0.68	33,415	0.77	0.74
Abstain	35,640	0.82	0.79	59,169	1.37	1.32

Michigan Muni
For	4,948,292	97.64	94.94	4,834,448	95.40	92.76
Against	49,075	0.96	0.94	90,301	1.78	1.73
Abstain	70,029	1.38	1.34	142,647	2.81	2.73

Minnesota Muni
For	3,696,975	98.57	96.78	3,559,880	94.91	93.19
Against	560	0.01	0.01	78,628	2.09	2.05
Abstain	53,009	4.41	1.38	112,036	2.98	2.93

New Jersey Muni
For	11,792,079	99.39	96.62	11,474,065	96.71	94.01
Against	40,685	0.34	0.33	220,207	1.85	1.80
Abstain	31,353	0.26	0.25	169,845	1.43	1.39

New Mexico Muni
For	481,073	99.96	98.49	475,950	98.90	97.44
Against	0	0.00	0.00	3,843	0.79	0.78
Abstain	168	0.03	0.03	1,448	0.30	0.29

New York Muni
For	25,098,805	98.66	95.42	24,414,053	95.97	92.82
Against	76,989	0.30	0.29	524,784	2.06	1.99
Abstain	262,999	1.03	0.99	499,956	1.96	1.90

North Carolina Muni
For	3,495,647	99.19	98.49	3,278,887	93.04	92.38
Against	8,048	0.22	0.22	72,806	2.06	2.05
Abstain	20,355	0.57	0.57	172,357	4.89	4.85

Ohio Muni
For	4,577,364	98.76	95.41	4,444,102	95.88	92.63
Against	2,949	0.06	0.06	82,382	1.77	1.71
Abstain	54,421	1.17	1.13	108,250	2.33	2.25

Oregon Muni
For	1,252,235	95.32	93.75	1,229,776	93.61	92.06
Against	1,982	0.15	0.14	32,570	2.47	2.43
Abstain	59,463	4.52	4.45	51,334	3.90	3.84

Pennsylvania Muni
For	8,363,241	99.49	96.30	8,127,134	96.68	93.58
Against	4,699	0.05	0.05	166,713	1.98	1.91
Abstain	38,031	0.45	0.43	112,124	1.33	1.29

Texas Muni
For	3,553,556	96.77	94.92	3,435,031	93.54	91.75
Against	35,929	0.97	0.95	104,872	2.85	2.80
Abstain	82,464	2.24	2.20	132,046	3.59	3.52

Last Updated on 03/23/2001
By MLMAG